Articles of Amendment to Joint Agreement Between Alabama
                  Power Company and Birmingham Electric Company
                 Prescribing the Terms and Conditions of Merger
                     Of Birmingham Electric Company Into and
                           With Alabama Power Company

STATE OF ALABAMA  )
                  )
JEFFERSON COUNTY  )


         We, Elmer B. Harris and William E. Zales, Jr. respectively the President and Corporate Secretary of Alabama Power Company, a corporation, do hereby certify that, at a meeting of the Board of Directors of said corporation duly called and held at the office of said corporation in the City of Birmingham, Alabama, on the 28th day of July, 2000, at 10:15 o'clock A.M., Central Time, a majority and quorum of Directors being present, the following resolutions were duly adopted by said Board of Directors:

         RESOLVED: That, in connection with the proposed spin-off by Southern Company of Southern Energy, Inc., there be and hereby is called a special meeting of the shareholders of the Company for the purpose of considering and acting upon (a) a proposal to approve an amendment to the Charter of the Company to confer voting rights to the holders of the Company's preferred stock, the adoption of which the Board hereby recommends, and (b) such other proposals, including other amendments to the Company's Charter, as the officers shall determine in their discretion and cause to be specified in the notice of such meeting; and

         RESOLVED FURTHER: That the date, time and location of such special meeting, and any record date with respect thereto, shall be as determined by the officers in their discretion and caused by them to be specified in the notice of such meeting; and

         RESOLVED FURTHER: That the officers of the Company be and hereby are authorized to solicit proxies or consents from the shareholders of the Company for use in connection with such special meeting and to employ such broker-dealers, dealer-managers, proxy solicitors or other parties and to incur such costs and expenses (including payments to shareholders who vote affirmatively) in soliciting such proxies as the officers shall consider necessary or appropriate; and


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         RESOLVED FURTHER: That, in connection with the foregoing authorization and to carry out its purposes and intents, the officers of the Company be and they hereby are authorized to take any and all actions on behalf of the Company as they shall consider necessary or appropriate, including execution and filing of any applications or other documents with the Securities and Exchange Commission and other regulatory authorities and execution and delivery of agreements with broker-dealers, dealer-managers, proxy solicitors or other parties.

         And we do further certify that pursuant to such resolutions so adopted at such meeting of the Board of Directors of Alabama Power Company, a special meeting of the shareholders of the corporation was duly held at the office of said corporation in the City of Birmingham, Alabama, on Thursday, the 14th day of December, 2000, 10:30 o'clock A.M., Central Time, for the purpose of considering taking action, in the manner provided by law, upon the aforesaid proposal and upon such other proposal or proposals as were set forth in the notice of such and for the transaction of any and all business in connection therewith, including the following amendment to the Joint Agreement Between Alabama Power Company and Birmingham Electric Company Prescribing the Terms and Conditions of Merger Of Birmingham Electric Company and Into and With Alabama Power Company, dated as of October 21, 1952 (as amended, the "Charter"):

         (1) The first paragraph of Section C, "Voting Powers", of Article IX is hereby deleted in its entirety and replaced with the following:

                  "At all elections of directors of the consolidated corporation, the holders of preferred stock and Class A preferred stock shall have full voting rights with the holders of common stock, all voting together as a single class; each holder of preferred stock and Class A preferred stock with a stated value of $100 being entitled to two-fifths vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $25 per share being entitled to one-tenth vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $100,000 being entitled to 400 votes for each share thereof standing in his name and each holder of common stock being entitled to one vote for each share thereof standing in his name. On all other matters, except on matters in respect of which the laws of the State of Alabama shall provide that all stockholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such stockholders and except as otherwise herein provided, the holders of common stock shall have the exclusive right to vote.

                  Notwithstanding the foregoing, whenever and as often as four quarterly dividends payable on the preferred stock or Class A preferred stock of any class shall be in default, in whole or in part, the holders of the preferred stock and Class A preferred stock of all classes shall have the exclusive right, voting separately and as a single class, to vote for and to elect the smallest number of directors that shall constitute a majority of the then authorized number of directors of the consolidated corporation. In the event of defaults entitling the preferred stock and the Class A preferred stock to vote as aforesaid, the holders of common stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors that shall constitute a minority of the then authorized number of directors of the consolidated corporation. In each such instance in which the holders of the preferred stock and the Class A preferred stock are entitled to vote separately and as a single class or to vote together with the holders of the common stock, other than for the election of directors, the relative voting power of the various classes of stock shall be computed as hereinafter provided. These additional voting rights of the holders of the preferred stock and Class A preferred stock shall cease, however, when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable."; and

         (2) The lead in language (preceding clause (a)) to the last paragraph of Section C, "Voting Powers", of Article IX, is hereby deleted in its entirety and replaced with the following:

                  "For the purposes of the foregoing provisions, other than when the holders of the preferred stock, the Class A preferred stock and the common stock vote together as a single class for the election of directors, the preferred stock and the Class A preferred stock of all classes shall be deemed to be a single class, and the relative voting power of each class of preferred stock, Class A preferred stock and common stock shall be determined as follows:"

         We do further certify that notice in compliance with applicable laws and the Bylaws of Alabama Power Company of the time, place and purpose of said meeting of shareholders was given to each shareholder of Alabama Power Company as follows: to those shareholders of record at the close of business on November 8, 2000 with respect to the 1988 Auction Preferred Stock and to those shareholders of record at the close of business on October 30, 2000 with respect to all other classes of preferred stock and common stock of Alabama Power Company, in each case addressed to each shareholder at his, her or its address as it appeared on the stock transfer books of the corporation, with postage thereon prepaid and deposited in the United States mail; and that at said meeting the holders of a majority of the total outstanding shares of preferred stock having voting powers on such proposal and a majority of the total outstanding shares of the common stock having voting powers on such proposal were present in person or represented by proxy; and

         We do further certify that at the close of business on each of October 30, 2000 and November 8, 2000, Alabama Power Company had 475,115 shares of Preferred Stock, par value $100 per share (the "$100 Preferred Stock"), issued and outstanding, and 8,500,200 shares of Class A Preferred Stock, par value $1 per share (the "Class A Preferred Stock"), issued and outstanding (collectively, the "Preferred Stock"), and 5,608,955 shares of common stock issued and outstanding (the "Common Stock"). All of such outstanding shares of Preferred Stock were entitled to vote on the above proposal as a single class, each share of $100 Preferred Stock and each share of Class A Preferred Stock with a stated value of $100 per share being counted as one, each share of Class A Preferred Stock with a stated value of $25 per share being counted as one-quarter, and each share of Class A Preferred Stock with a stated value of $100,000 per share being counted as 1,000. The adoption of the above proposal required the affirmative vote in favor thereof of (i) the holders of a majority of the shares of the Common Stock of Alabama Power Company voting at the meeting and (ii) the holders of a majority of the shares of Preferred Stock voting at the meeting, voting as a single class; and

         We do further certify that at said meeting all of the 5,608,955 shares of common stock outstanding voted affirmatively for the adoption of the proposal, and of the total shares of Preferred Stock voting at the meeting (counting shares of Preferred Stock as described above) 1,505,832 shares voted affirmatively for the adoption of the proposal, 462,101 shares voted against the proposal and 127,473 shares abstained, such affirmative votes being sufficient for the adoption of the proposal.

         We, Elmer B. Harris and William E. Zales, Jr., as President and Corporate Secretary, respectively, of Alabama Power Company, do hereby make this report of such meeting and certify that such amendment, as set forth above, was duly adopted in accordance with the applicable provisions of the Alabama Business Corporation Act; and we do further certify that the proceedings of said meeting of the Board of Directors and said special meeting of shareholders were reduced to writing and that the same are hereby certified by Elmer B. Harris, the President, and William E. Zales, Jr. the Corporate Secretary, of Alabama Power Company, under its corporate seal.

         IN WITNESS WHEREOF, we, Elmer B. Harris, and William E. Zales, as President and Corporate Secretary, respectively, of Alabama Power Company, do hereunto set our hands and seal of such corporation on the 14th day of December, 2000.

                                      ELMER B. HARRIS
                                      President, Alabama Power Company

                                      WILLIAM E. ZALES, JR.
                                      Corporate Secretary, Alabama Power Company


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UNITED STATES OF AMERICA   )
STATE OF ALABAMA           )
MONTGOMERY COUNTY          )

         I, Jim Bennett, Secretary of State of the State of Alabama, do hereby certify that the foregoing pages numbered 1 to 4, both inclusive, to which this certificate is attached, contain a full, true and correct copy of the Certificate of Resolutions of Board of Directors and Shareholders of Alabama Power Company, as the same was certified by the President and Secretary of such Alabama Power Company under its corporation seal and filed in this, the office of Secretary of State of Alabama, on the ____ day of January, 2001.

         In Testimony Whereof, I have hereunto set my hand and caused the Great Seal of the State of Alabama to be hereunto affixed at the Capitol in the City of Montgomery, on this the _____ day of January in the year of our Lord, Two Thousand and One.

(Seal)                                         JIM BENNETT
                                               Secretary of State of the
                                               State of Alabama